
Driveway
Colony Dr
Webber Cir
Olde Erie Trl
Ridgeway Ave
Parking Lot
County Hwy 136
Amberwood Pl
County Hwy 111
Unnamed Street
390
Conrail
Erie Canal Dr
Canal Landing Blvd
Indigo Creek Dr
Bellwood Dr
Pond
Marina Dr
Longleaf Blvd
Elton Ave
Mule Path Cir
Ryall Ave
Porter Ave
Hurd Ave
Pomona St
Pinewild Dr
Lexington Ave
Long Pond Rd
Nisa Ln
Kerr Ave

0

PERFORMANCE TECHNOLOGIES, INCORPORATED

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John M. Slusser and Dorrance W. Lamb, or either of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Performance Technologies, Incorporated (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Company's headquarters, located at 205 Indigo Creek Drive, Rochester, New York on Thursday, June 9, 2011 at 10:00 a.m., local time, and at any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

PERFORMANCE TECHNOLOGIES, INCORPORATED

June 9, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report
are available at http://go.pt.com/proxy2011

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10030000000000000000 3 060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class I Director.

NOMINEE:

☐ FOR THE NOMINEE — Charles E. Maginness

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

3 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for the nominee is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the named nominee for director and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying Proxy Statement.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 6, 2011 describing more fully the proposals set forth herein.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.